UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2018

KINIKSA PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-730430	98-1327726
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

(781) 431-9100

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Bye-Laws

On May 29, 2018, Kiniksa Pharmaceuticals, Ltd. (the “Company”) adopted amended and restated bye-laws (the “Amended and Restated Bye-laws”) in connection with the closing of the initial public offering (the “IPO”) of its Class A common shares. The Company’s board of directors and shareholders previously approved the Amended and Restated Bye-laws to be effective subject to, and effective upon, the closing of the IPO.

The Amended and Restated Bye-laws amend and restate the Company’s bye-laws in their entirety to, among other things: (i) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (ii) provide that directors may be removed from office only for cause and by the affirmative vote of a majority of the votes entitled to be cast by shareholders entitled to vote thereon  at a special meeting of the shareholders of the Company; (iii) designate the Supreme Court of Bermuda as the default forum for certain actions, including, but not limited to, disputes arising concerning the Companies Act 1981 or out of or in connection with the Amended and Restated Bye-laws; and (iv) enact certain provisions that may delay, defer, prevent or render more difficult a takeover attempt or business combination.

The foregoing description of the Amended and Restated Bye-laws is qualified in its entirety by reference to the Amended and Restated Bye-laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bye-laws of Kiniksa Pharmaceuticals, Ltd.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS, LTD.

Date: May 29, 2018	By:	/s/ Sanj K. Patel
Sanj K. Patel
Chief Executive Officer and Chairman of the Board of Directors

3